UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2024

AMERICAN AIRLINES GROUP INC.
AMERICAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive, Fort Worth , Texas	76155
1 Skyview Drive Fort Worth, Texas	76155
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(682)
278-9000
(682)
278-9000
N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	—	(1)

(1)	Attached to the Common Stock
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule
12b-2
of the Securities Exchange Act of 1934.
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement
On December 19, 2024, and December 23, 2024, American Airlines, Inc., a Delaware corporation (the “Company”) and American Airlines Group Inc. (“AAG”) entered into certain credit agreement amendments with the lenders and other loan parties thereto, as described below.
On December 19, 2024, the Company and AAG entered into the Tenth Amendment to Amended and Restated Credit and Guaranty Agreement (the “Tenth Amendment”), amending the Amended and Restated Credit and Guaranty Agreement, dated as of May 21, 2015 (as amended or amended and restated prior to the Tenth Amendment, the “Prior 2013 Credit Agreement” and, as amended by the Tenth Amendment, the “2013 Credit Agreement”), by and among the Company, AAG, the lenders party thereto, and Barclays Bank PLC, as administrative agent. As a result of the Tenth Amendment, the term loans outstanding under the Prior 2013 Credit Agreement with a principal amount of $980 million (the “Prior 2013 Term Loans”) were replaced with term loans with a principal amount of $980 million (the “Replacement 2013 Term Loans”). The Replacement 2013 Term Loans bear interest at a base rate (subject to a floor of 1.00%) plus an applicable margin of 1.25% per annum or, at the Company’s option, the SOFR rate for a tenor of one, three or six months, depending on the interest period selected by the Company (subject to a floor of 0.00%), plus an applicable margin of 2.25% per annum. The Tenth Amendment also amended certain other terms of the Prior 2013 Credit Agreement, including reducing the minimum liquidity financial covenant threshold from $2,200 million to $2,000 million. Pursuant to the Tenth Amendment, the Replacement 2013 Term Loans are not subject to a cost spread adjustment. The other terms of the Replacement 2013 Term Loans are substantially similar to the terms of the prior 2013 Term Loans.
Additionally, on December 23, 2024, the Company and AAG entered into the Third Amendment to Credit and Guaranty Agreement (the “Third Amendment”), amending the Credit and Guaranty Agreement, dated as of December 4, 2023 (as amended or amended and restated prior to the Third Amendment, the “Prior 2023 Credit Agreement”), by and among the Company, AAG, the lenders party thereto and Citibank, N.A., as administrative agent. As a result of the Third Amendment, the term loans outstanding under the Prior 2023 Credit Agreement with a principal amount of $1,089 million (the “Prior 2023 Term Loans”) were replaced with term loans with a principal amount of $1,089 million (the “Replacement 2023 Term Loans”).The Replacement 2023 Term Loans bear interest at a base rate (subject to a floor of 1.00%) plus an applicable margin of 1.25% per annum or, at the Company’s option, the SOFR rate for a tenor of one, three or six months, depending on the interest period selected by the Company (subject to a floor of 0.00%), plus an applicable margin of 2.25% per annum. The other terms of the Replacement 2023 Term Loans are substantially similar to the terms
of the Prior 2023 Term Loans.
The foregoing descriptions of the Tenth Amendment and the Third Amendment do not purport to be complete and each is qualified in its entirety by
reference to the text of the Tenth Amendment and Third Amendment, as applicable, each of which is attached as an exhibit hereto and is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure included in Item 1.01 above is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Tenth Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of December 19, 2024, amending the Amended and Restated Credit and Guaranty Agreement, dated as of May 21, 2015, among American Airlines, Inc., American Airlines Group Inc., the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent.*

10.2	Third Amendment to Credit and Guaranty Agreement, dated as of December 23, 2024, amending the Credit and Guaranty Agreement, dated as of December 4, 2023, among American Airlines, Inc., as the borrower, American Airlines Group Inc., as parent and guarantor, the lenders from time to time party thereto, Citibank, N.A., as administrative agent, and certain other parties from time to time party thereto.*

104.1	Cover page interactive data file (embedded within the Inline XBRL document).

*	Portions of this exhibit have been omitted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A MERICAN A IRLINES G ROUP I NC .

Date: December 23, 2024	By:	/s/ Devon E. May
Devon E. May
Executive Vice President, Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A MERICAN A IRLINES , I NC .

Date: December 23, 2024	By:	/s/ Devon E. May
Devon E. May
Executive Vice President, Chief Financial Officer